Exhibit 99.1

JDSU ANNOUNCES FISCAL 2011 FOURTH QUARTER AND YEAR END RESULTS

Fourth Quarter

•                  GAAP Revenue of $471.8 million; Non-GAAP Revenue of $472.3 million

•                  GAAP Gross margin of 43.3%; Non-GAAP Gross margin of 46.7%

•                  GAAP EPS of $0.04; Non-GAAP EPS of $0.23

Fiscal 2011

•                  GAAP Revenue of $1,804.5 million; Non-GAAP Revenue of $1,816.2 million

•                  GAAP Gross margin of 43.8%; Non-GAAP Gross margin of 47.6%

•                  GAAP EPS of $0.31; Non-GAAP EPS of $0.93

Milpitas, California, August 17, 2011 — JDSU (NASDAQ: JDSU; and TSX: JDU) today reported results for its fourth fiscal quarter and year ended July 2, 2011.

On a GAAP basis, net revenue for the fourth fiscal quarter of 2011 was $471.8 million and net income was $9.3 million, or $0.04 per share.  This compares to net revenue of $454.0 million and net income of $38.6 million, or $0.16 per share for the prior quarter, and net revenue of $390.9 million and net income of $1.5 million, or $0.01 per share for the fourth fiscal quarter of 2010.

For fiscal 2011, net revenue of $1,804.5 million increased 32.3% from $1,363.9 million for fiscal 2010. The net income for fiscal 2011 of $71.6 million, or $0.31 per share, compares to a net loss of $(61.8) million, or $(0.28) per share, for fiscal 2010.

On a non-GAAP basis, net revenue for the fourth fiscal quarter of 2011 was $472.3 million and net income was $53.9 million or $0.23 per share.  This compares to non-GAAP net revenue of $455.4 million and net income of $51.0 million, or $0.22 per share for the prior quarter, and non-GAAP net revenue of $398.1 million and net income of $33.1 million or $0.15 per share for the fourth fiscal quarter of 2010.

For fiscal 2011 non-GAAP net revenue of $1,816.2 million increased 32.2% from $1,373.4 million for fiscal 2010.  The non-GAAP net income for fiscal 2011 of $216.7 million, or $0.93 per share, compares to a non-GAAP net income of $91.9 million, or $0.41 per share, for fiscal 2010.

GAAP net income for fiscal 2011 included a tax benefit of $34.9 million related to the release of a deferred tax valuation allowance for a foreign jurisdiction.  The Company determined during the fiscal year that it is more likely than not such deferred tax assets will be realized.  This tax benefit has been excluded from non-GAAP results.

“JDSU delivered solid fiscal fourth quarter and full year financial results. Revenue for the year grew over 32% and operating profits more than doubled,” said Tom Waechter, JDSU’s President and Chief Executive Officer. “Currently we are seeing macro-economic challenges and inventory corrections which we believe will be short-term in nature as the end market drivers remain strong.”

Financial Overview — Fourth Fiscal Quarter Ended July 2, 2011

All numbers in this section are non-GAAP unless stated otherwise.

•                  Net revenue of $472.3 million increased 3.7% compared to the prior quarter and increased 18.6% compared to the fourth quarter of fiscal 2010.

•                  Gross margin was 46.7% compared to 47.6% in the prior quarter and 45.5% in the fourth quarter of fiscal 2010.

•                  Operating margin was 12.3% compared to 12.1% in the prior quarter and 9.3% in the fourth quarter of fiscal 2010.

•                  Communications Test and Measurement revenue of $211.3 million increased by 11.7% compared to the prior quarter and increased 13.5% compared to the fourth quarter of fiscal 2010. Revenue from this segment represented 44.8% of total net revenue.

•                  Communications and Commercial Optical Products revenue of $202.3 million decreased 3.4% compared to the prior quarter and increased 28.6% compared to the fourth quarter of fiscal 2010.  Revenue from this segment represented 42.8% of total net revenue.

•                  Optical Communications revenue of $174.5 million decreased 5.5% compared to the prior quarter and increased 29.5% compared to the fourth quarter of fiscal 2010.

•                  Commercial Lasers revenue of $27.8 million increased 12.6% compared to the prior quarter and increased 23.0% compared to the fourth quarter of fiscal 2010.

•                  Advanced Optical Technologies revenue of $58.7 million increased 3.3% compared to the prior quarter and decreased 7.5% compared to the fourth quarter of fiscal 2010.  Revenue from this segment represented 12.4% of total net revenue.

•                  Americas’ customers represented 49% of total net revenue for the quarter. EMEA and Asia-Pacific customers represented 26% and 25%, respectively, of total net revenue for the quarter.

•                  The Company held $728.7 million in total cash and investments and generated $56.0 million of cash from operations for the quarter ended July 2, 2011.

Business Outlook

For the first quarter of fiscal 2012, ending October 1, 2011, the Company expects non-GAAP net revenue to be in the range of $400 – $425 million.

Conference Call

The Company will discuss these results and other related matters at 2:00 p.m. Pacific Time on August 17, 2011 in a live webcast, which will also be archived for replay on the Company’s website at www.jdsu.com/investors.  The Company will post and distribute slides outlining the Company’s latest financial results concurrent with this earnings press release. These slides will now be available prior to management’s presentation in order to provide the investment community with additional time for review and analysis. These slides are supplementary and will not be discussed during the earnings call. They will be posted on www.jdsu.com/investors under the “Financial Information” section. This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov.

About JDSU

JDSU (NASDAQ: JDSU; and TSX: JDU) innovates and markets diverse technologies that enhance the way people experience the world every day. We enable fast, high-quality communications, secure financial transactions, reliable consumer electronics, green energy, differentiated brands, and a host of other solutions. We provide these solutions through three business segments: Communications Test and Measurement, Communications and Commercial Optical Products, and Advanced Optical Technologies. More information is available at www.jdsu.com.

Forward-Looking Statements

This press release contains, and the discussions in our subsequent conference call will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include: (i) any anticipation or guidance as to future financial performance, including future revenue, gross margin, operating expense, operating margin, EBITDA, cash flow and other financial metrics; and (ii) the Company’s beliefs regarding the purpose, usefulness and efficacy of non-GAAP results and the measures and items the Company includes in the same, as well as any benefits to investors the Company believes its non-GAAP measures provide.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected.  In particular, the Company’s ability to predict future financial performance continues to be difficult due to, among other things:  (a) continuing general limited visibility across many of our product lines exacerbated by continued credit and financial market uncertainty, as well as the migration to vendor managed inventory programs; (b) quarter-over-quarter product mix fluctuations, which can materially impact profitability measures due to the broad gross margin range across our portfolio; (c) consolidation of our customer base, which, in the shorter term limits demand visibility, and, in the longer term, could reduce our business potential; (d) average selling prices continue to decline across our businesses; (e) our Communications Test and Measurement business is notable for seasonality and a significant level of in-quarter book-and-ship business, further limiting our forecasting abilities; (f) we are currently engaged in various product and manufacturing transfers, site consolidations and product discontinuances, which has caused and may cause short term disruptions; and (g) the ability of our suppliers and contract manufacturers to meet production and delivery requirements to our forecasted demand.

For more information on these and other risks affecting the Company’s business, please refer to the “Risk Factors” section included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2010 filed with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact Information

Investors:  Michelle Levine Schwartz, 408-546-4421 or michelle.schwartz@jdsu.com

Press:  Jim Monroe, 240-404-1922, or jim.monroe@jdsu.com

The following financial tables are presented in accordance with GAAP, unless otherwise specified.

-SELECTED FINANCIAL DATA -

JDS UNIPHASE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	July 2,	July 3,	July 2,	July 3,
	2011	2010	2011	2010
Net revenue	$471.8	$390.9	$1,804.5	$1,363.9
Cost of sales	253.3	217.5	956.7	766.2
Amortization of acquired technologies	14.4	13.5	56.9	50.6
Gross profit	204.1	159.9	790.9	547.1
Operating expenses:
Research and development	62.7	51.4	239.9	174.9
Selling, general and administrative	109.7	103.7	437.1	382.9
Amortization of other intangibles	7.6	8.0	32.2	27.8
Loss (gain) on disposal and impairment of long-lived assets	1.3	(3.5)	1.5	(2.0)
Restructuring and related charges	4.4	3.4	14.8	17.7
Total operating expenses	185.7	163.0	725.5	601.3
Income (loss) from operations	18.4	(3.1)	65.4	(54.2)
Interest and other income (expense), net	0.4	(0.2)	2.4	9.6
Interest expense	(6.5)	(6.2)	(25.4)	(24.3)
Impairment of investments	—	(0.2)	(0.2)	(1.4)
Gain on sale of investments	—	13.2	3.4	13.1
Income (loss) from continuing operations before income taxes	12.3	3.5	45.6	(57.2)
Provision of (benefit for) income taxes	3.0	1.8	(26.0)	2.5
Income (loss) from continuing operations, net of tax	9.3	1.7	71.6	(59.7)
Loss from discontinued operations, net of tax	—	(0.2)	—	(2.1)
Net income (loss)	$9.3	$1.5	$71.6	$(61.8)

Basic net income (loss) per share from:
Continuing operations	$0.04	$0.01	$0.32	$(0.27)
Discontinued operations	—	—	—	(0.01)
Net income (loss)	$0.04	$0.01	$0.32	$(0.28)
Diluted net income (loss) per share from:
Continuing operations	$0.04	$0.01	$0.31	$(0.27)
Discontinued operations	—	—	—	(0.01)
Net income (loss)	$0.04	$0.01	$0.31	$(0.28)

Shares used in per share calculation:
Basic	227.2	220.4	224.4	218.9
Diluted	235.7	227.6	232.6	218.9

JDS UNIPHASE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	July 2,	July 3,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$395.4	$340.2
Short-term investments	297.4	227.4
Restricted cash	35.9	32.5
Accounts receivable, net	334.0	271.8
Inventories, net	171.2	125.7
Prepayments and other current assets	70.2	77.0
Total current assets	1,304.1	1,074.6
Property, plant and equipment, net	248.9	183.0
Goodwill	67.4	66.0
Intangible assets, net	275.4	357.4
Long-term investments	2.9	5.1
Other non-current assets	52.0	17.5
Total assets	$1,950.7	$1,703.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$145.4	$137.4
Accrued payroll and related expenses	76.7	62.9
Income taxes payable	21.5	19.8
Deferred revenue	83.5	45.3
Accrued expenses	50.5	47.7
Other current liabilities	41.0	37.8
Total current liabilities	418.6	350.9
Long-term debt	285.8	267.1
Other non-current liabilities	180.9	176.9
Total stockholders’ equity	1,065.4	908.7
Total liabilities and stockholders’ equity	$1,950.7	$1,703.6

JDS UNIPHASE CORPORATION

REPORTABLE SEGMENT INFORMATION

(in millions, unaudited)

	Three Months Ended		Twelve Months Ended
	July 2,	July 3,	July 2,	July 3,
	2011	2010	2011	2010
Net revenue:
Communications Test and Measurement	$211.3	$186.2	$814.7	$652.2
Communications and Commercial Optical Products	202.3	157.3	770.8	499.3
Advanced Optical Technologies	58.7	54.6	230.7	221.9
Deferred revenue related to purchase accounting adjustment	(0.5)	(7.2)	(11.7)	(9.5)
Net revenue	$471.8	$390.9	$1,804.5	$1,363.9

Operating income (loss):
Communications Test and Measurement	$30.4	$20.5	$119.4	$81.5
Communications and Commercial Optical Products	32.2	19.1	130.0	33.4
Advanced Optical Technologies	20.0	19.8	77.7	82.5
Corporate	(24.4)	(22.4)	(96.4)	(100.0)
Total segment operating income	58.2	37.0	230.7	97.4
Unallocated amounts:
Stock based compensation	(11.5)	(10.0)	(41.4)	(43.1)
Acquisition-related charges and amortization of intangibles	(22.5)	(28.8)	(100.9)	(88.0)
(Loss) gain on disposal and impairment of long-lived assets	(1.3)	3.5	(1.5)	2.0
Restructuring and related charges	(4.4)	(3.4)	(14.8)	(17.7)
Realignment and other charges	(0.1)	(1.4)	(6.7)	(4.8)
Interest and other income (expense), net	0.4	(0.2)	2.4	9.6
Interest expense	(6.5)	(6.2)	(25.4)	(24.3)
Gain on sale of investments	—	13.2	3.4	13.1
Impairment of investments	—	(0.2)	(0.2)	(1.4)
Gain (loss) before income taxes and discontinued operations	$12.3	$3.5	$45.6	$(57.2)

Use of Non-GAAP (Adjusted) Financial Measures

The Company provides non-GAAP net revenue, non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA financial measures as supplemental information regarding the Company’s operational performance.  The Company evaluates Company-wide segment performance using, among other things, the measures disclosed in this release for the purposes of evaluating the Company’s historical and prospective financial performance, as well as its performance relative to its competitors.  Specifically, management uses these items to further its own understanding of the Company’s “core operating performance”.  The Company believes its “core operating performance” represents the Company’s performance in the ordinary, ongoing and customary course of its operations.   Accordingly, management excludes from “core operating performance” those items, such as those relating to restructuring, investing, stock-based compensation expense and non-cash activities that management does not believe are reflective of such ordinary, ongoing and customary course activities.

The Company believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to see Company results “through the eyes” of management.  The Company further believes that providing this information allows Company investors to better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP adjustments described in this release have historically been excluded by the Company from its non-GAAP financial measures. The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Revenue from acquisition related deferred revenue: The Company excludes the fair value adjustment to acquisition related deferred revenue when calculating non-GAAP revenue.  The Company believes that the non-GAAP revenue provides useful information for the investors as they review for underlying trends in the business and facilitates the investors’ comparisons of the Company’s revenue performance with prior and future periods and to the Company’s peers.

Cost of goods sold, costs of research and development and costs of selling, general and administrative: The Company has incurred periodic expenses, included in its GAAP presentation of gross margin and operating expenses that may include (i) additional depreciation from changes in estimated useful life and the write-down of certain property and equipment that has been identified for disposal but remained in use until the date of disposal, (ii) workforce related charges such as severance, retention bonuses and employee relocation costs related to a formal restructuring plan, (iii) costs for facilities not required for ongoing operations, and costs related to the relocation of certain equipment from these facilities and/or contract manufacturer facilities, (iv) stock-based compensation under authoritative guidance, (v) other non-recurring charges comprising mainly of one-time acquisition, integration and other costs.  The Company excludes these items for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA.  The Company believes that the impact of these items does not reflect expected future gross profits or operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.

Gain or loss on sale of available for-sale investments and impairment of investments: The Company has sold investments or adjusted the value of investments from time to time based on market conditions.  The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share.  The Company’s core business does not include making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets.  Moreover, the amount and timing of gains and losses and adjustments to the value of investments are unpredictable. Consequently, the Company believes that gains or losses on these sales and adjustments to the value of investments are not related to the ongoing core business and operating performance of the Company. The Company excludes these items for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA. The Company believes this GAAP measure is not indicative of the Company’s “core operating performance”.

Amortization of intangibles from acquisitions: The Company records amortization expense related to intangibles. These expenses are included in its GAAP presentation of cost of goods sold and operating expense, related to the various acquisitions it has made. The Company excludes these items for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA.  The Company believes that eliminating this expense from operating income is useful to investors because it believes the GAAP measure, alone, is not indicative of its “core operating performance” on cost of goods sold and operating expenses.

Non cash interest expense: The Company incurs non-cash interest expense accounted for under the authoritative guidance on convertible debt instruments, which requires to separately account for the liability (debt) and equity (conversion option) components of such instruments. The Company believes that eliminating this item for the purposes of calculating non-GAAP net income (loss) and non-GAAP net income (loss) per share, is useful to investors. The Company describes the impact of this guidance, in its fiscal 2010 annual report on Form 10-K. The Company believes this GAAP measure is not indicative of its “core operating performance”.

In fiscal 2011, the Company included a tax benefit related to a release of deferred tax valuation allowance for a foreign jurisdiction. The Company excluded this item for the purposes of calculating non-GAAP net income, non-GAAP net income per share, EBITDA and adjusted EBITDA. The Company believes this GAAP measure does not provide a meaningful evaluation of current versus past “core operational performance”.

Interest, taxes, depreciation, amortization, and other adjustments: The Company’s calculation of EBITDA excludes interest, taxes, depreciation, and amortization. The Company’s calculation of adjusted EBITDA also excludes items that are not part of its “core operating performance” which are described in detail in the aforementioned paragraphs. Management believes adjusted EBITDA is indicative of the Company’s core operational cash flow.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The GAAP measure most directly comparable to non-GAAP net income (loss) is net income (loss). The GAAP measure most directly comparable to non-GAAP net income (loss) per share is net income (loss) per share. The GAAP measure most directly comparable to adjusted EBITDA is income (loss) from operations.  The Company believes that these GAAP measures alone are not indicative of its core operating expenses and performance.

The following tables reconcile GAAP measures to non-GAAP measures:

JDS UNIPHASE CORPORATION

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in millions, except per share data)

(unaudited)

	Three Months Ended				Twelve Months Ended
	July 2,		July 3,		July 2,		July 3,
	2011		2010		2011		2010
	Net income (loss)	Diluted EPS	Net income (loss)	Diluted EPS	Net income (loss)	Diluted EPS	Net income (loss)	Diluted EPS
GAAP measures	$9.3	$0.04	$1.5	$0.01	$71.6	$0.31	$(61.8)	$(0.28)
Items reconciling GAAP net income and EPS to non-GAAP net income and EPS:

Related to net revenues:
Deferral of revenues related to purchase accounting	0.5	—	7.2	0.03	11.7	0.05	9.5	0.04

Related to cost of sales:
Stock-based compensation expenses	1.4	0.01	1.2	0.01	5.4	0.02	5.3	0.02
Other non-recurring charges	0.1	—	(0.7)	(0.01)	0.5	—	0.1	—
Amortization of acquired developed technologies	14.4	0.06	13.5	0.06	56.9	0.25	50.6	0.23
Total related to gross profit	16.4	0.07	21.2	0.09	74.5	0.32	65.5	0.29

Related to operating expenses:
Research and development:
Stock-based compensation expenses	2.4	0.01	2.1	0.01	8.7	0.04	8.8	0.04
Other non-recurring charges	—	—	(0.3)	—	0.2	—	(0.2)	—
Selling, general and administrative:
Stock-based compensation expenses	7.7	0.04	6.7	0.03	27.3	0.12	29.0	0.13
Other non-recurring charges	—	—	2.5	0.01	6.1	0.03	5.0	0.02
Amortization of intangibles	7.6	0.03	8.0	0.04	32.2	0.14	27.8	0.12
Loss (gain) on disposal and impairment of long-lived assets	1.3	—	(3.5)	(0.02)	1.5	—	(2.0)	(0.01)
Restructuring and related charges	4.4	0.02	3.4	0.02	14.8	0.06	17.7	0.08
Total related to operating expenses	23.4	0.10	18.9	0.09	90.8	0.38	86.1	0.39

Interest and other income (expense), net	—	—	(0.1)	—	(0.9)	—	(5.5)	(0.02)
Non-cash interest expense	4.8	0.02	4.4	0.02	18.8	0.09	17.2	0.08
Gain on sale of investments	—	—	(13.2)	(0.06)	(3.4)	(0.02)	(13.1)	(0.06)
Impairment of investments	—	—	0.2	—	0.2	—	1.4	0.01
Benefit for income taxes	—	—	—	—	(34.9)	(0.15)	—	—
Discontinued operations	—	—	0.2	—	—	—	2.1	0.01
Total related to net income and EPS	44.6	0.19	31.6	0.14	145.1	0.62	153.7	0.69
Non-GAAP measures	$53.9	$0.23	$33.1	$0.15	$216.7	$0.93	$91.9	$0.41

Note: Certain totals may not add due to rounding

JDS UNIPHASE CORPORATION

RECONCILIATION OF GAAP NET REVENUE TO NON-GAAP NET REVENUE

(in millions, unaudited)

	Three Months Ended		Twelve Months Ended
	July 2,	July 3,	July 2,	July 3,
	2011	2010	2011	2010
GAAP net revenue	$471.8	$390.9	$1,804.5	$1,363.9
Deferral of revenues related to purchase accounting adjustment	0.5	7.2	11.7	9.5
Non-GAAP net revenue	$472.3	$398.1	$1,816.2	$1,373.4

JDS UNIPHASE CORPORATION

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA

(in millions, unaudited)

	Three Months Ended		Twelve Months Ended
	July 2,	July 3,	July 2,	July 3,
	2011	2010	2011	2010
GAAP net income (loss)	$9.3	$1.5	$71.6	$(61.8)
Interest and other income (expense), net	(0.4)	0.2	(2.4)	(9.6)
Interest expense	6.5	6.2	25.4	24.3
Gain on sale of investments	—	(13.2)	(3.4)	(13.1)
Impairment of investments	—	0.2	0.2	1.4
Provision of (benefit for) for income taxes	3.0	1.8	(26.0)	2.5
Depreciation	16.6	14.3	64.1	58.3
Amortization	22.0	21.5	89.1	78.4
EBITDA	57.0	32.5	218.6	80.4
Costs related to restructuring and related charges	4.4	3.4	14.8	17.7
Costs related to stock based compensation expense	11.5	10.0	41.4	43.1
Deferral of revenues related to purchase accounting adjustment	0.5	7.3	11.8	9.6
Costs related to other non-recurring activities	0.1	1.4	6.7	4.8
Loss (gain) on disposal and impairment of long-lived assets	1.3	(3.5)	1.5	(2.0)
Discontinued operations	—	0.2	—	2.1
Adjusted EBITDA	$74.8	$51.3	$294.8	$155.7

Note: Certain totals may not add due to rounding